SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


        Date of Report
        (Date of earliest
        event reported):        September 29, 2003


                         Midwest Express Holdings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                      1-13934                         39-1828757
---------------              ----------------                -------------------
(State or other              (Commission File                   (IRS Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)


              6744 South Howell Avenue, Oak Creek, Wisconsin 53154
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (414) 570-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events.
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Financing Transactions
----------------------

     On September 30, 2003, Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), announced that it had entered into agreements under which it expects to raise financing of approximately $33 million (net proceeds to be approximately $30.5 million, after commissions and expenses). The financing includes two components: the sale of $25 million in convertible senior secured notes and the sale of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for $8 million. A copy of the press release announcing these financing transactions is filed as an exhibit to this report.

     Debt Transaction

     As of September 29, 2003, the Company sold convertible senior secured notes (the "Notes") (a form of which is filed as an exhibit to this report), with certain subsidiaries of the Company as co-borrowers (the "Co-Borrowers"), to certain qualified institutional investors and accredited investors (collectively, the "Debt Investors") in an aggregate principal amount of $15,000,000 (the "First Closing"). In addition, subject to shareholder approval and satisfaction of certain other conditions, the Company agreed to sell additional Notes to the Debt Investors at a later date in an aggregate principal amount of $10,000,000 (the "Second Closing", together with the First Closing, the "Debt Transaction"). The Notes bear interest at 6.75% and mature on October 1, 2008. The Notes are convertible into shares of Common Stock at a conversion price of $5.00 per share of Common Stock. The terms of the Notes provide certain protection from dilutive issuances of Common Stock. Each share of Common Stock will be accompanied by four-ninths of a Preferred Stock Purchase Right in accordance with the Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company ("Rights"). The Notes are to be secured by certain assets of the Company and the Co-Borrowers in accordance with a Security Agreement (a copy of which is filed as an exhibit to this report) and by a Mortgage granted by one of the Co-Borrowers in favor of the Debt Investors (a copy of which is filed as an exhibit to this report). At any time from and after October 1, 2006, subject to the Company and the Co-Borrowers satisfying certain conditions specified in the Notes, the Company and the Co-Borrowers will have the right to redeem all or part of the Notes.

     In connection with the Debt Transaction, the Company and the Co-Borrowers entered into a Securities Purchase Agreement, dated as of September 29, 2003 (a copy of which is filed as an exhibit to this report), with the Debt Investors. The Company also entered into a Registration Rights Agreement, dated as of September 29, 2003 (a copy of which is filed as an exhibit to this report), with the Debt Investors, pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes.

     Because the Company and the Co-Borrowers are not currently in a position to deliver security for the Notes, as contemplated by the Securities Purchase Agreement, the Security Agreement and the Mortgage, the parties made First Closing deliveries, including the $15,000,000 gross proceeds, under an Escrow Agreement (a copy of which is filed as an exhibit to this report). Pursuant to the Securities Purchase Agreement and the Escrow Agreement, the Debt Investors may terminate the Securities Purchase Agreement as if the First Closing did not occur with respect to some or all of the Notes sold to them at the First Closing if the Company cannot obtain a release from the lenders under the Company's bank credit facility of the collateral securing the bank credit facility, since the Company is obligated to use certain of this collateral to secure the Notes. As previously reported, the Company has repaid all borrowings under the bank credit facility, but the Company has outstanding letters of credit under the bank credit facility totaling approximately $15.5 million. To terminate the bank credit facility and have the collateral released, the Company plans to refinance approximately $1.1 million of the outstanding letters of credit under the bank credit facility and refinance the remaining $14.4 million of outstanding letters of credit under the bank credit facility by completing a transaction with Milwaukee County, Racine County and the State of Wisconsin that would result in Milwaukee County becoming the obligor for the payment of interest and principal on the industrial development revenue bonds issued to finance construction of the Midwest Airlines and Skyway Airlines maintenance facilities at Milwaukee General Mitchell International Airport. Because of the financing transactions, the Company expects to finalize the arrangement with Milwaukee County, Racine County and the State of Wisconsin in the coming weeks.

     Equity Transaction

     Contemporaneously with the Debt Transaction, as of September 29, 2003, the Company entered into an agreement to sell 1,882,353 shares of Common Stock to certain qualified institutional investors and accredited investors (collectively, the "Equity Investors") at a price of $4.25 per share in a private placement for an aggregate purchase price of approximately $8,000,000 (the "Equity Transaction"). Consummation of the Equity Transaction is subject to shareholder approval. Each share of Common Stock will be accompanied by four-ninths of a Right.

     In connection with the Equity Transaction, the Company entered into a Securities Purchase Agreement, dated as of September 29, 2003 (a copy of which is filed as an exhibit to this report), with the Equity Investors, who are named on the signature pages thereto. The Company also entered into a Registration Rights Agreement, dated as of September 29, 2003 (a copy of which is filed as an exhibit to this report), with the Equity Investors, pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock sold in the Equity Transaction.

     Other

     The Company intends to hold a special shareholders' meeting in mid-November 2003 to, among other things, request that shareholders approve certain matters relating to the Second Closing and the Equity Transaction.

Termination of Codeshare Arrangement with American Eagle
--------------------------------------------------------

     On September 26, 2003, the Company acknowledged the termination of its codeshare arrangement with American Eagle effective February 24, 2004. The codeshare arrangement provided Midwest passengers with connecting service to and from Boston, Dallas/Ft. Worth and Los Angeles to cities served by American Eagle. The Company believes this arrangement will generate revenue in fiscal 2003 that constitutes less than 1/2 of 1% of the Company's consolidated 2002 revenue. A copy of the press release acknowledging the termination is filed as an exhibit to this report.


Item 7.   Financial Statements and Exhibits.
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          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits. The following exhibits are being filed herewith:

               4.1 Securities Purchase Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc., Midwest Airlines, Inc., Skyway Airlines, Inc., YX Properties, LLC and the investors named on the signature pages thereto.

               4.2 Registration Rights Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

               4.3  Form of Convertible Senior Secured Note.

               4.4 Security Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

               4.5 Escrow Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc., the investors named on the signature pages thereto and Robert W. Baird & Co. Incorporated, as Escrow Agent.

               4.6 Mortgage, dated as of September 29, 2003, granted by Skyway Airlines, Inc.

               4.7 Securities Purchase Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

               4.8 Registration Rights Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

               99.1 Press Release dated September 30, 2003.

               99.2 Press Release dated September 26, 2003.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MIDWEST EXPRESS HOLDINGS, INC.



Date:  October 1, 2003                    By: /s/ Robert S. Bahlman
                                             -----------------------------------

                                          Its: Senior Vice President and
                                               Chief Financial Officer
                                              ----------------------------------

                         MIDWEST EXPRESS HOLDINGS, INC.

                   Exhibit Index to Current Report on Form 8-K


Exhibit
Number
------

4.1 Securities Purchase Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc., Midwest Airlines, Inc., Skyway Airlines, Inc., YX Properties, LLC and the investors named on the signature pages thereto.

4.2 Registration Rights Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

4.3  Form of Convertible Senior Secured Note.

4.4 Security Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

4.5 Escrow Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc., the investors named on the signature pages thereto and Robert W. Baird & Co. Incorporated, as Escrow Agent.

4.6  Mortgage, dated as of September 29, 2003, granted by Skyway Airlines, Inc.

4.7 Securities Purchase Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

4.8 Registration Rights Agreement, dated as of September 29, 2003, by and among Midwest Express Holdings, Inc. and the investors named on the signature pages thereto.

99.1 Press Release dated September 30, 2003.

99.2 Press Release dated September 26, 2003.